EXHIBIT 99.1

Finish Line Reports First Quarter Fiscal Year 2012 Results

Q1 comp store sales increased 6.5%; EPS up 20% to $0.30

INDIANAPOLIS, June 23, 2011 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for first quarter fiscal 2012, representing the 13-week period ended May 28, 2011.

First Quarter Results

Net sales increased 6.0% to $299.5 million in the first quarter compared to $282.4 million a year ago. Comparable store sales increased 6.5% in the first quarter on top of an increase of 10.9% for the same period a year ago.

Finish Line reported first quarter income from continuing operations of $16.4 million, or $0.30 per diluted share, compared to income from continuing operations of $13.7 million, or $0.25 per diluted share, a year ago, representing a 20% earnings per share increase.

Merchandise inventories increased 4.4% to $206.5 million at the end of the quarter compared to $197.8 million a year ago.  On a per-square-foot basis, inventories were up 5.8%.

At quarter-end, the company had no interest-bearing debt and $287.0 million in cash and cash equivalents, up from $248.1 million at the end of the first quarter a year ago.  The company repurchased 0.4 million shares of its outstanding common stock in the first quarter, totaling $9.6 million.

“Delivering growth on top of a strong performance a year ago was the story of the first quarter,” said Finish Line Chairman and Chief Executive Officer Glenn Lyon.  “This is the seventh consecutive quarter that we delivered an increase in comp store sales and non-GAAP EPS.  In the first quarter, we achieved 20% EPS growth on top of the strong earnings we drove a year ago.  Our comp store sales increase of 6.5% in Q1 is on top of a 10.9% increase last year and we improved across virtually all other key metrics.  Through consistent execution of our strategic plan, we have created a business model that has allowed Finish Line to drive sustained growth through a variety of consumer environments and external conditions.  This is a great start to the new fiscal year and we are optimistic about our future and the initiatives we are undertaking to grow our existing business, expand beyond our core business and deliver returns to our shareholders.”

June Sales Update

Comparable store sales on a month-to-date basis for the period of May 29, 2011 through June 19, 2011 increased 14.5% on top of a 6.8% increase for the same period a year ago.

Q1 Fiscal 2012 Conference Call Tomorrow, June 24, 2011

Finish Line will host a conference call for investors Friday, June 24, 2011 at 8:30 a.m. Eastern.  To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID#70755469. To listen online, visit www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 800-642-1687, conference ID#70755469. This recording will be made available through Monday, June 27, 2011.  In addition, this replay of the conference call will be available at www.finishline.com.

Q2 FY 2012 Release/Conference Call September 22/23

The company expects to report second quarter results September 22, 2011 after market close followed by a conference call September 23, 2011 at 8:30 a.m. Eastern.

About Finish Line

Finish Line is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line operates 656 stores in malls across the United States.  More than 11,000 Finish Line sneakerologists help customers each day connect with their sport, their life and their style. Online shopping is available at http://www.finishline.com/ and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and "like" Finish Line on Facebook at facebook.com/FinishLineUSA.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “will,” “estimates,” “potential,” “optimistic,” “continue,” or words and phrases of similar meaning.  Statements that describe objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements.

The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending and utility and product costs; product demand and market acceptance risks; further deterioration of economic and business conditions; the inability to locate and obtain acceptable lease terms for the company’s stores; the effect of competitive products and pricings; loss of key employees; management of strategic growth initiatives (including potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

The Finish Line, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands, except per share and store data)

	Thirteen Weeks Ended
	May 28, 2011	May 29, 2010

Net sales	$299,474	$282,398
Cost of sales (including occupancy costs)	196,211	188,428
Gross profit	103,263	93,970

Selling, general and administrative expenses	76,692	71,779
Operating income	26,571	22,191

Interest income, net	142	64
Income from continuing operations before income taxes	26,713	22,255

Income tax expense	10,297	8,586
Income from continuing operations	16,416	13,669
Loss from discontinued operations, net of income taxes	-	(23)
Net income	$16,416	$13,646

Income per diluted share:
Income from continuing operations	$0.30	$0.25
Loss from discontinued operations	-	-
Net income	$0.30	$0.25

Diluted weighted average shares outstanding	53,973	54,297

Dividends declared per share	$0.05	$0.04

Store activity for the period:
Beginning of period	664	666
Opened	-	4
Closed	(7)	(3)
End of period	657	667
Square feet at end of period	3,533,930	3,579,976
Average square feet per store	5,379	5,367

	Thirteen Weeks Ended
	May 28, 2011	May 29, 2010
Net sales	100.0%	100.0%
Cost of sales (including occupancy costs)	65.5	66.7
Gross profit	34.5	33.3

Selling, general and administrative expenses	25.6	25.4
Operating income	8.9	7.9

Interest income, net	-	-
Income from continuing operations before income taxes	8.9	7.9

Income tax expense	3.4	3.1
Income from continuing operations	5.5	4.8
Loss from discontinued operations, net of income taxes	-	-
Net income	5.5%	4.8%

	Condensed Consolidated Balance Sheets

	May 28,	May 29,	February 26,
	2011	2010	2011
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$287,045	$248,090	$299,323
Merchandise inventories, net	206,501	197,750	193,505
Other current assets	13,234	7,811	16,856
Property and equipment, net	124,021	132,041	126,510
Other assets	27,831	31,129	28,651
Total assets	$658,632	$616,821	$664,845

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$103,348	$104,892	$126,420
Deferred credits from landlords	32,877	38,863	34,653
Other long-term liabilities	14,450	14,705	13,527
Shareholders' equity	507,957	458,361	490,245
Total liabilities and shareholders' equity	$658,632	$616,821	$664,845

Media Contact:	Investor Contact:
Anne Roman	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914